Exhibit 107

Calculation of Filing Fee Table

F-3

(Form Type)

Immutep Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Aggregate Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Ordinary shares		(2)	(3)	(4)

	Other	Warrants		(2)	(3)	(4)

	Unallocated (Universal) Shelf		457(o)	(2)	(3)	$100,000,000(4)	$0.00011020	$11,020

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$100,000,000(4)		$11,020

	Total Fees Previously Paid							—

	Total Fee Offsets							11,020

	Net Fee Due							$0.00

(1)

The ordinary shares, including the ordinary shares underlying the warrants, are in the form of American Depositary Shares (as evidenced by American Depositary Receipts, each representing ten ordinary shares) which have been registered on a separate registration statement on Form F-6 filed on April 3, 2012 (File No. 333-180538).

(2)

The registrant is registering an indeterminate number of the securities of the registrant as may from time to time be offered at unspecified prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares that may be offered and sold to prevent dilution resulting from share splits, share dividends, recapitalizations or similar transactions.

(3)

The proposed maximum aggregate offering price per unit class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified pursuant to Instruction 2.A.ii.b. to the Calculation of Filing Fee Tables and Related Disclosure of Item 9(b) of Form F-3 under the Securities Act.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The maximum aggregate offering price of all securities covered by this Registration Statement will not exceed $100,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Immutep Limited	F-3	333-234208	October 15, 2019		$11,020(1)	Unallocated (Universal) Shelf	Ordinary Shares Warrants	—	$100,000,000

Fee Offset Sources	Immutep Limited	F-3	333-234208		October 15, 2019						$12,980

(1)

The registrant previously registered ordinary shares, including the ordinary shares underlying the warrants, in the form of American Depositary Shares (as evidenced by American Depositary Receipts, each representing ten ordinary shares) which have been registered on a separate registration statement on Form F-6 filed on April 3, 2012 (File No. 333-180538), pursuant to a shelf Registration Statement on Form F-3 (Registration No. 333-234208) (“Prior Registration Statement”), filed with the Securities and Exchange Commission on October 15, 2019, which registered an aggregate offering amount of $100,000,000. The underlying offerings of the Prior Registration Statement were effectively terminated on October 15, 2022.

Pursuant to Rule 457(p) under the Securities Act, registration fees of $11,020 that have already been paid and remain unused with respect to the ordinary shares, including the ordinary shares underlying the warrants, that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this Form F-3, and the registrant is applying such fees toward the payment of the registration fee for the offer and sale of securities registered hereunder.